UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2016

Spotlight Innovation Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52542	98-0518266
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6750 Western Parkway, Suite 200-226 West Des Moines, Iowa	50266
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (515) 274-9087

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a 12 under the Exchange Act (17 CFR 240.14a 12)

☐ Pre commencement communications pursuant to Rule 14d 2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐ Pre commencement communications pursuant to Rule 13e 4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective October 13, 2016, Spotlight Innovation Inc. (the “Company”) entered into an Exclusive License Agreement with Indiana University Research and Technology Corporation to commercialize STL-182, an orally-available small molecule that may have therapeutic potential for treating Spinal Muscular Atrophy.

Item 1.02 Termination of a Material Definitive Agreement.

On October 12, 2016 the Company entered into a Termination Agreement (the “Termination Agreement”) with Memcine Pharmaceuticals, Inc. (“Memcine”), the University of Iowa Research Foundation, and Dr. Tony Vanden Bush. Pursuant to the Termination Agreement the Company terminated and cancelled all of its interest in Memcine, terminated the shareholder agreement of Memcine, and John Krohn and Cristopher Grunewald resigned as officers and directors of Memcine.

Item 8.01 Other Events.

On October 14, 2016, the Company issued a Company Overview that it plans to present to potential and existing investors and that will be given at the Fall See Thru Equity Microcap Investor Conference in New York City on October 17, 2016. A copy of this Company Overview is furnished as Exhibit 99.1 hereto and is incorporated herein by reference. The Company Overview is also posted on the Company’s website, at www.spotlightinnovation.com/investors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit

The following documents are filed as Exhibits:

Exhibit	Description

10.34	Termination Agreement dated October 12, 2016 between Spotlight Innovation Inc. Memcine Pharmaceuticals, Inc., the University of Iowa Research Foundation, and Dr. Tony Vanden Bush.
99.1	Company Overview dated October 2016.*

________

*Furnished as an Exhibit pursuant to Item 8.01 hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPOTLIGHT INNOVATION INC.

Dated: October 14, 2016	By:	/s/ Cristopher Grunewald
Cristopher Grunewald, President and CEO

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EXHIBIT INDEX

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit

The following documents are filed as Exhibits:

Exhibit	Description

10.34	Termination Agreement dated October 12, 2016 between Spotlight Innovation Inc. Memcine Pharmaceuticals, Inc., the University of Iowa Research Foundation, and Dr. Tony Vanden Bush.
99.1	Company Overview dated October 2016.*

____________

*Furnished as an Exhibit pursuant to Item 8.01 hereof.

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